UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 6, 2011

HECKMANN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33816	26-0287117
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

75080 Frank Sinatra Drive, Palm Desert, CA 92211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code

(760) 341-3606

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year

On April 6, 2011, the Board of Directors of Heckmann Corporation (the “Corporation”) amended and restated the Corporation’s By-Laws (as amended and restated, the “Amended By-Laws”), to be effective on May 17, 2011, the day after the Corporation’s annual meeting of its stockholders. The following is a summary of the principal changes effected by the adoption of the Amended By-Laws.

Advance Notice of Stockholder Business and Nominations

The prior by-laws did not provide for advance notice provisions with respect to stockholder business proposals and director nominations. The Amended By-Laws (Article II, Section 5) adds advance notice provisions that a stockholder must follow if it intends to bring business proposals or director nominations, as applicable, before a meeting of stockholders. Among those changes, the Amended By-Laws:

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Provides that for an annual meeting of stockholders, written notice of a stockholder’s intention to make business proposals or nominate persons for election to the Board of Directors must be delivered to the Corporation not later than the ninetieth (90th) day or earlier than the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting. If an annual meeting of stockholders is held more than thirty (30) days before or more than sixty (60) days after the first anniversary of the preceding year’s annual meeting, notice by the stockholder must be delivered (A) not earlier than one hundred twenty (120) days prior to such annual meeting and (B) not later than the close of business on the 10th calendar day following the earlier of (1) the day on which notice of the meeting was mailed and (2) the day on which the Corporation’s public announcement is first made of the date of the annual meeting.

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Provides that if the Board of Directors has determined that directors will be elected at a special meeting of stockholders, written notice of a stockholder’s intention to nominate persons for election to the Board of Directors before such special meeting must be delivered to the Corporation (A) not earlier than the 120th (120th) day or (B) not later than the close of business on the 10th calendar day following the earlier of (1) the day on which notice of the meeting was mailed and (2) the day on which the Corporation’s public announcement is first made of the date of the special meeting.

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Provides specifications for the content of the stockholder notice, including the name and record address of the stockholder, the number of shares of the Corporation’s capital stock beneficially owned by such stockholder, a description of all arrangements or understandings between the stockholder and any other person with respect to the business proposal or nomination, any derivative security or other arrangement in the Corporation’s capital stock and statements on whether the stockholder intends to deliver a proxy statement to holders of the Corporation’s outstanding capital stock or solicit proxies in support of its proposal or nomination.

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With respect to persons that the stockholder proposes to directly nominate as a director, provides that the stockholder’s notice must also set forth (a) as to each individual whom the stockholder proposes to nominate, all information relating to the person that is required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, pursuant to Regulation 14A (or any successor provisions) under the Exchange Act of 1934, as amended, including their name, age, business address, residence address, principal occupation or employment, the number of shares beneficially owned by such candidate, and the written consent of the such person to be named in the proxy statement as a nominee and to serve as a director if elected, and (b) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

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With respect to any other business (other than the nomination of persons for the election of directors), provides that the stockholder’s notice must also set forth (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), (iii) the reasons for conducting such business at the meeting, and (iv) any material interest in such business of such stockholder.

Indemnification of Directors and Officers

The prior by-laws did not expressly provide for the indemnification of witness expenses and did not expressly provide that indemnification rights are contractual rights. The Amended By-Laws expressly provide that the right to indemnification and advancement of expenses are contractual rights that vest by virtue of the director’s or officer’s service at the time when the facts giving rise to the claim has occurred. The Amended By-Laws also specifically provide for indemnification of witness expenses and for the survival of the indemnification right, even if portions of the indemnification provisions in the by-laws are invalidated by a court.

General

In addition to the amendments described above, the Amended By-Laws include, among others, changes to clarify that the directors are elected by a plurality of the Corporation’s capital stock represented at the meeting and entitled to vote on the election of directors and the Corporation has the authority to issue uncertificated shares (in addition to certificated shares), hold annual and special meetings by remote communications (such as via webcast), and transmit notices and proxy instructions electronically.

The foregoing description of the Amended By-Laws contained in this report do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended By-Laws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

3.1	Second Amended and Restated By-Laws of Heckmann Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HECKMANN CORPORATION

Date: April 7, 2011	By:	/s/ Damian C. Georgino
	Name:	Damian C. Georgino
	Title:	Executive Vice President, Corporate Development and Chief Legal Officer

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